Exhibit 99.1
LOWRANCE NEWS

For Immediate Release	Company Contact: Darrell J. Lowrance Chief Executive Officer (918) 437-6881	Investor Contact: Berkman Associates (310) 277-5162 info@BerkmanAssociates.com
Lowrance Announces Management Change
     TULSA, OKLAHOMA, November 22, 2005 . . . LOWRANCE ELECTRONICS, INC. (NASDAQ:LEIX) announced today that Douglas J. Townsdin, Vice President of Finance and Chief Financial Officer, is leaving the Company to accept a partnership position with the Tulsa office of Grant Thornton LLP. His resignation is effective December 16, 2005. Darrell Lowrance, president and chief executive officer, said, “We thank Doug for his valuable contribution and dedication to Lowrance Electronics over the years, and we wish him well in this new career opportunity. “ To ensure a smooth transition, the Company announced that a search for Mr. Townsdin’s replacement will commence immediately.
About Lowrance Electronics
     Lowrance Electronics, Inc. (www.lowrance.com), designs, manufactures and markets SONAR and GPS products, digital mapping systems and other accessories under the brand names “Lowrance,”® and “Eagle"® Electronics, “Lowrance AutomotiveTM” and “Lowrance Avionics"®. These products are used in the following primary product markets: marine, general consumer (which includes outdoor recreational use and voice turn-by-turn navigational systems for aftermarket automotive use) and aviation.